As filed with the Securities and Exchange Commission on September 25, 2015

Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

PARK NATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1179518 (I.R.S. Employer Identification Number)
50 North Third Street Newark, Ohio 43055 (740) 349-8451 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
____________________

David L. Trautman
Chief Executive Officer and President
Park National Corporation
50 North Third Street
Newark, Ohio 43055
(740) 349-8451
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a Copy to: Elizabeth Turrell Farrar, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-5607
____________________

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

____________________

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Shares, without par value
Preferred Shares, without par value
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Depositary Shares(2)
Warrants
Units(3)
Total:

(1)
An indeterminate number or amount of the securities of each identified class to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Park National Corporation (“Park”) hereby defers payment of the registration fee required in connection with this registration statement.

(2)
Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event that Park elects to offer to the public whole or fractional interests in the Preferred Shares registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and the Preferred Shares will be issued to the depositary under the deposit agreement.

(3)
Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS
Park National Corporation
Common Shares, without par value
Preferred Shares, without par value
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Depositary Shares
Warrants
Units
The securities of each class may be offered and sold by Park National Corporation (“Park”) in amounts, at prices and on other terms to be determined at the time of an offering. Park will describe the specific terms and manner of offering of these securities in supplements to this prospectus. We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.
Investing in our securities involves risk. See “Risk Factors” beginning on Page 5 of this prospectus.
The common shares, without par value (the “Common Shares”), of Park are listed on NYSE MKT LLC under the symbol “PRK.” On September 24, 2015, the closing price for our Common Shares was $89.60.
____________________
NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION NOR ANY BANK REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
____________________
ANY SECURITIES OFFERED BY THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT WILL BE OUR EQUITY SECURITIES OR UNSECURED OBLIGATIONS AND WILL NOT BE DEPOSITS OR ACCOUNTS OR OTHER OBLIGATIONS OF OUR BANK SUBSIDIARY OR ANY OF OUR NON-BANK SUBSIDIARIES AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENTAL OR REGULATORY AGENCY OR INSTRUMENTALITY.
____________________
Our principal executive offices are located at 50 North Third Street, Newark, Ohio 43055 and our telephone number is (740) 349-8451.
The date of this prospectus is September 25, 2015.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	3
ABOUT THIS PROSPECTUS	4
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
OUR COMPANY	7
RATIO OF EARNINGS TO FIXED CHARGES	8
RATIO OF EARNINGS TO FIXED CHARGES (INCLUDING PREFERRED SHARE DIVIDENDS)	8
USE OF PROCEEDS	8
LEGAL MATTERS	9
EXPERTS	9

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We have filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) covering the securities that may be sold under this prospectus. For further information about us and the securities that may be sold under this prospectus, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.parknationalcorp.com. The information on the SEC Internet site and on our Internet site is not a part of this prospectus. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in or incorporated by reference into this prospectus.
We incorporate by reference the following documents that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as noted below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 24, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed on April 27, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed on July 28, 2015;

•	our Current Reports on Form 8-K filed/furnished on January 26, 2015, April 24, 2015, April 27, 2015, April 29, 2015, June 19, 2015 and July 27, 2015 (two separate reports);

•	the definitive proxy statement for our 2015 Annual Meeting of Shareholders filed on March 2, 2015; and

•
the description of our Common Shares contained in “Item 5. Other Information” of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, together with any subsequent registration statement or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until any offering hereunder is completed:

•	any reports filed pursuant to Section 13(a) or Section 13(c) of the Exchange Act;

•	any document filed pursuant to Section 14 of the Exchange Act; and

•	any reports filed pursuant to Section 15(d) of the Exchange Act.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition”, or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K into this prospectus.
Statements contained in this prospectus or any accompanying prospectus supplement as to the contents of any contract, agreement or other document referred to in this prospectus or any accompanying prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus or any accompanying prospectus supplement. Requests should be directed to: Park National Corporation, 50 North Third Street, Newark, Ohio 43055, Attention: Brady T. Burt, Chief Financial Officer, Secretary and Treasurer, telephone number (740) 322-6844.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may sell any of the securities described in this prospectus in one or more offerings from time to time. When we use the term “securities” in this prospectus, we mean any of the securities that we may offer under this prospectus, unless we say otherwise. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement or pricing supplement, you should rely on the information in the prospectus supplement or pricing supplement. You should carefully read both this prospectus and any prospectus supplement and pricing supplement. You also should carefully read the documents incorporated by reference into this prospectus and the documents we have referred you to in “WHERE YOU CAN FIND MORE INFORMATION” for additional information about Park, including our consolidated financial statements.
Unless the context otherwise requires, references to “Park,” the “Company,” “we,” “our” and “us” and similar terms mean Park National Corporation and its subsidiaries.
We may use this prospectus to offer any of the following of our securities from time to time:

•	Common Shares, without par value;

•	Preferred Shares, without par value;

•	Senior Debt Securities;

•	Subordinated Debt Securities;

•	Junior Subordinated Debt Securities;

•	Depositary Shares;

•	Warrants; or

•	Units.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and pricing supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement and pricing supplement or any document incorporated by reference in this prospectus or any prospectus supplement or pricing supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement, pricing supplement or other document or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.
RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should consider and evaluate all of the information contained in or incorporated by reference into this prospectus, the information contained in or incorporated by reference into any prospectus supplement relating to any specific offerings of securities, the risks described in our Annual Report on Form 10-K for our most recent year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and other risks and information that may be contained in, or incorporated by reference into, other filings we make with the SEC. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also carefully read the section below entitled “SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.” The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contains or incorporates by reference from other documents forward-looking statements that set forth anticipated results based on our plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. Such statements are used to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “believe,” “potential,” “target,” “may,” “will,” “would,” “could” or “should,” variations of such words and similar expressions in connection with any discussion of future operating or financial performance.
We cannot guarantee that any forward-looking statement will be realized, although our management believes that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind in reading this prospectus and any accompanying prospectus supplement. Risks and uncertainties will be described under the “Risk Factors” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•	our ability to execute our business plan successfully and within the expected timeframe;

•
general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which we and our subsidiaries do business, may experience a slowing or reversal of the current economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on demand for loan, deposit and other financial services, delinquencies, defaults and counterparty ability to meet credit and other obligations;

•
changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins;

•	changes in consumer spending, borrowing and savings habits, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors;

•	changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness;

•	asset/liability repricing risks and liquidity risks;

•
our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities;

•
competitive factors among financial service organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified banking professionals;

•	clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding;

•
the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act’s provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012 and the Basel III regulatory capital reforms;

•
the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements;

•	the effect of trade, monetary, fiscal and governmental policies of the U.S. federal government, including money supply and interest rate policies of the Federal Reserve;

•	disruption in the liquidity and other functioning of U.S. financial markets;

•
the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia;

•	unfavorable resolution of legal proceedings or other claims and regulatory and other governmental examinations or other inquiries;

•	the adequacy of our risk management program;

•	the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks;

•	demand for loans in the respective market areas served by Park and our subsidiaries; and

•	other risk factors relating to the banking industry as detailed from time to time in our reports filed with the SEC.

The factors identified above are illustrative but are not intended to represent a complete list of all the factors that could adversely affect our business, financial condition, liquidity or results of operations. You should evaluate all forward-looking statements with an understanding of their inherent uncertainty. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or to reflect the occurrence of unanticipated events, except to the extent required by law. However, you should consult further disclosures made on related subjects in our subsequent filings and reports with the SEC.
OUR COMPANY
We are a financial holding company headquartered in Newark, Ohio. Our Ohio-based banking operations are conducted through 115 financial service offices across 28 Ohio counties through our national bank subsidiary The Park National Bank (“PNB”) and its divisions which include Century National Bank Division, Fairfield National Bank Division, Farmers Bank Division, First-Knox National Bank Division, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Richland Bank Division, Second National Bank Division, Security National Bank Division, United Bank, N.A. Division, and Unity National Bank Division. PNB engages in the commercial banking and trust business, generally in small and medium population Ohio communities. Park’s other direct and indirect operating subsidiaries include Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), Guardian Financial Services Company (d.b.a. Guardian Finance Company) and Park Title Agency, LLC., and these other subsidiaries operate through an aggregate of 7 offices in Ohio. In addition, Park’s non-bank subsidiary, SE Property Holdings, LLC (“SEPH”), holds non-performing and performing loans and other real estate owned (“OREO”). SEPH has one office in Ohio and operations in Ohio, Alabama and Florida, with the sole purpose of such operations being to sell OREO in an efficient and effective manner and work out problem loan situations with the respective borrowers.
We were incorporated under the laws of the State of Ohio, in 1992. Our principal executive offices are located at 50 North Third Street, Newark, Ohio 43055, and our telephone number is (740) 349-8451. Our Internet site can be accessed at http://www.parknationalcorp.com. Information contained in our Internet site does not constitute part of, and is not incorporated into, this prospectus.
At June 30, 2015, we had consolidated total assets of approximately $7.3 billion, total gross loans of approximately $4.9 billion, total deposits of approximately $5.5 billion, and total shareholders’ equity of approximately $706 million.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges for Park, which includes our subsidiaries, on a consolidated basis for the periods indicated:

	For the Six	For the Year Ended December 31,
	Months Ended June 30, 2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (1)
Excluding Interest on Deposits	5.42	5.07	4.72	4.42	4.90	3.65
Including Interest on Deposits	3.97	3.97	3.58	3.18	3.08	2.11

(1) For purposes of computing the ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on borrowings and long-term debt, including/excluding interest on deposits, and one-third of rental expense (which Park believes is representative of the interest factor).

RATIO OF EARNINGS TO FIXED CHARGES (INCLUDING PREFERRED SHARE DIVIDENDS)

The following table shows the ratio of earnings to fixed charges (including preferred share dividends) for Park, which includes our subsidiaries, on a consolidated basis:

	For the Six	For the Year Ended December 31,
	Months Ended June 30, 2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (including preferred share dividends) (1) (2)
Excluding Interest on Deposits	5.42	5.07	4.72	3.97	4.08	3.08
Including Interest on Deposits	3.97	3.97	3.58	2.99	2.82	2.00

(1) For purposes of computing the ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on borrowings and long-term debt, including/excluding interest on deposits, preferred share dividends and accretion, and one-third of rental expense (which Park believes is representative of the interest factor).

 (2) On April 25, 2012, we repurchased from the U.S. Department of the Treasury (the “U.S. Treasury”) all of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), which we issued to the U.S. Treasury on December 23, 2008. Prior to December 23, 2008, we had never issued any preferred shares and, since the repurchase of the Series A Preferred Shares, we have not issued any preferred shares. Preferred share dividends represent dividends accrued on the Series A Preferred Shares when the same were outstanding.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the legality of the securities being offered by this prospectus is being passed upon for Park by the law firm of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. Underwriters, dealers and agents, if any, whom we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with any offering we make.
EXPERTS
The consolidated financial statements of Park as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 and the effectiveness of Park’s internal control over financial reporting as of December 31, 2014 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution.
The following is an itemized statement of the estimated fees and expenses payable by Park National Corporation in connection with the issuance and distribution of securities registered hereunder (excluding any underwriting discounts and commissions):

Registration Statement filing fees	(1)
Printing and engraving expenses	(2)
Registrar and Transfer Agent’s Fees and Expenses	(2)
Trustee fees and expenses	(2)
Depositary fees and expenses	(2)
Attorneys’ fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total:	(2)
_____________________

(1)
Park National Corporation is registering an indeterminate number or amount of securities under this Registration Statement and in accordance with Rule 456(b) and Rule 457(r), Park National Corporation is deferring payment of any registration fee until the time the securities are offered under this Registration Statement pursuant to a prospectus supplement.

(2)
These fees are calculated based on the number and type of issuances and number or amount of securities offered and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.

Item 15.     Indemnification of Directors and Officers.
(a)    Ohio General Corporation Law
Division (E) of Section 1701.13 of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Division (E) of Section 1701.13 provides:

(E)(1)    A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.
(2)    A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
(a)    Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
(b)    Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
(3)    To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.
(4)    Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
(a)    By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
(b)    If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
(c)    By the shareholders;
(d)    By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
(5)(a)    Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:
(i)    Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
(ii)    Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
(b)    Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.
(6)    The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.
(7)    A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
(8)    The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
(9)    As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b)    Regulations of Park National Corporation
The Regulations of Park National Corporation contain the following provisions with respect to the indemnification of directors and officers:
ARTICLE FIVE
INDEMNIFICATION AND INSURANCE
Section 5.01.  Mandatory Indemnification.  The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
Section 5.02.  Court-Approved Indemnification.  Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
(A)    the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
(B)    the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
Section 5.03.  Indemnification for Expenses.  Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
Section 5.04.  Determination Required.  Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Licking County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
Section 5.05.  Advances for Expenses.  Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
(A)    if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or
(B)    if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
Section 5.06.  Article FIVE Not Exclusive.  The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
Section 5.07.  Insurance.  The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
Section 5.08.  Certain Definitions.  For purposes of this Article FIVE, and as examples and not by way of limitation:
(A)    A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
(B)    References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article FIVE.
Section 5.09. Venue.  Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Licking County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Licking County, Ohio in any such action, suit or proceeding.
Section 5.10. Laws and Regulations. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, any indemnification or insurance provided for under this Article FIVE shall be subject to the limitations of and conditioned upon compliance with the provisions of applicable state and federal laws and regulations, including, without limitation: (A) the provisions of the Ohio Revised Code governing indemnification by an Ohio corporation of, and insurance maintained by an Ohio corporation on behalf of, its officers, directors or employees; and (B) the provisions of 12 U.S.C. § 1828(k) and Part 359 of the regulations of the Federal Deposit Insurance Corporation (the “FDIC”) (12 C.F.R. Part 359), which provisions contain certain prohibitions and limitations on the making of certain indemnification payments and the maintenance of certain insurance coverage by FDIC-insured depository institutions and their holding companies.
(c)    Insurance
Park maintains insurance policies under which directors and officers of Park are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Park.
Item 16.     Exhibits.
Unless otherwise noted, the documents listed below are filed with this Registration Statement as exhibits or incorporated into this Registration Statement by reference:

Exhibit Number	Description
1.1	Form of Underwriting or Distribution Agreement*

4.1(a)
Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on March 24, 1992 (Incorporated herein by reference to Exhibit 3(a) to Park National Corporation’s Form 8-B, filed on May 20, 1992 (File No. 0-18772) (“Park’s Form 8-B”))

4.1(b)
Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on May 6, 1993 (Incorporated herein by reference to Exhibit 3(b) to Park National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

Exhibit Number	Description
4.1(c)
Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 16, 1996 (Incorporated herein by reference to Exhibit 3(a) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (File No. 1-13006))

4.1(d)
Certificate of Amendment by Shareholders to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 22, 1997 (Incorporated herein by reference to Exhibit 3(a)(1) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-13006) (“Park’s June 30, 1997 Form 10-Q”))

4.1(e)
Certificate of Amendment by Shareholders as filed with the Ohio Secretary of State on December 18, 2008 in order to evidence the adoption by the shareholders of Park National Corporation on December 18, 2008 of an amendment to Article FOURTH of Park National Corporation’s Articles of Incorporation to authorize Park National Corporation to issue up to 200,000 preferred shares, without par value (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed December 19, 2008 (File No. 1-13006))

4.1(f)
Certificate of Amendment by Directors to Articles as filed with the Ohio Secretary of State on December 19, 2008, evidencing adoption of amendment by Board of Directors of Park National Corporation to Article FOURTH of Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Park National Corporation (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed December 23, 2008 (File No. 1-13006) (“Park’s December 23, 2008 Form 8-K”))

4.1(g)
Certificate of Amendment by Shareholders as filed with the Ohio Secretary of State on April 18, 2011 in order to evidence the adoption by the shareholders of Park National Corporation on April 18, 2011 of an amendment to Article SIXTH of Park National Corporation’s Articles of Incorporation in order to provide that shareholders do not have preemptive rights (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on 8-K dated and filed April 19, 2011 (File No. 1-13006))

4.1(h)
Articles of Incorporation of Park National Corporation (reflecting all amendments) [For SEC reporting compliance purposes only -- not filed with Ohio Secretary of State] (Incorporated herein by reference to Exhibit 3.1(h) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 (File No. 1-13006))

4.2(a)	Regulations of Park National Corporation (Incorporated herein by reference to Exhibit 3(b) to Park’s Form 8-B)

4.2(b)
Certified Resolution regarding Adoption of Amendment to Subsection 2.02(A) of the Regulations of Park National Corporation by Shareholders on April 21, 1997 (Incorporated herein by reference to Exhibit 3(b)(1) to Park’s June 30, 1997 Form 10-Q)

4.2(c)
Certificate Regarding Adoption of Amendments to Sections 1.04 and 1.11 of Park National Corporation’s Regulations by the Shareholders on April 17, 2006 (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed April 18, 2006 (File No. 1-13006))

4.2(d)
Certificate Regarding Adoption by the Shareholders of Park National Corporation on April 21, 2008 of Amendment to Regulations to Add New Section 5.10 to Article FIVE (Incorporated herein by reference to Exhibit 3.2(d) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (“Park’s March 31, 2008 Form 10-Q”) (File No. 1-13006))

4.2(e)
Regulations of Park National Corporation (reflecting all amendments) [For SEC reporting compliance purposes only] (Incorporated herein by reference to Exhibit 3.2(e) to Park’s March 31, 2008 Form 10-Q)

Exhibit Number	Description
4.3(a)
Junior Subordinated Indenture, dated as of December 5, 2005, between Vision Bancshares, Inc. and Wilmington Trust Company, as Trustee (Incorporated herein by reference to Exhibit 10.16 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))

4.3(b)
First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc. (Incorporated herein by reference to Exhibit 4.1(b) to Park National Corporation’s Current Report on Form 8-K dated and filed March 15, 2007 (File No. 1-13006) (“Park’s March 15, 2007 Form 8-K”))

4.4(a)
Amended and Restated Trust Agreement, dated as of December 5, 2005, among Vision Bancshares, Inc., as Depositor; Wilmington Trust Company, as Property Trustee and as Delaware Trustee; and the Administrative Trustees named therein, in respect of Vision Bancshares Trust I (Incorporated herein by reference to Exhibit 10.15 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))
Note: Pursuant to the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc., Park National Corporation succeeded to and was substituted for Vision Bancshares, Inc. as “Depositor”

4.4(b)
Notice of Resignation of Administrative Trustees and Appointment of Successors, dated March 9, 2007, delivered to Wilmington Trust Company by the Resigning Administrative Trustees named therein, the Successor Administrative Trustees named therein and Park National Corporation (Incorporated herein by reference to Exhibit 4.2(b) to Park’s March 15, 2007 Form 8-K)

4.4(c)
Notice of Removal of Administrative Trustee and Appointment of Successor, dated February 21, 2013, delivered to Wilmington Trust Company by the continuing Administrative Trustees named therein, the Successor Administrative Trustee named therein and Park National Corporation (Incorporated herein by reference to Exhibit 4.2(c)) to Park National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (File No. 1-13006))

4.5
Guarantee Agreement, dated as of December 5, 2005, between Vision Bancshares, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, in respect of Vision Bancshares Trust I (Incorporated herein by reference to Exhibit 10.17 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))
Note: Pursuant to the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc., Park National Corporation succeeded to and was substituted for Vision Bancshares, Inc. as “Guarantor”

4.6
Note Purchase Agreement, dated April 20, 2012, between Park National Corporation and a group of 56 accredited investors (Incorporated herein by reference to Exhibit 4.1 to Park National Corporation’s Current Report on Form 8-K, dated and filed April 20, 2012 (File No. 1-13006) (“Park’s April 20, 2012 Form 8-K”))

4.7	Form of 7% Subordinated Note due April 20, 2022 (Incorporated herein by reference to Exhibit 4.2 to Park’s April 20, 2012 Form 8-K)

4.8	Form of Indenture for Senior Debt Securities*

4.9	Form of Indenture for Subordinated Debt Securities*

Exhibit Number	Description
4.10	Form of Indenture for Junior Subordinated Debt Securities*

4.11	Form of Senior Debt Security*

4.12	Form of Subordinated Debt Security*

4.13	Form of Junior Subordinated Debt Security*

4.14	Form of Deposit Agreement (including form of depositary receipt)*

4.15	Form of Warrant Agreement (including form of warrant certificate)*

4.16	Form of Unit Agreement (including form of unit)*

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities to be registered †

12.1	Computation of Ratio of Earnings to Fixed Charges; Computation of Ratio of Earnings to Fixed Charges (Including Preferred Share Dividends) †

23.1	Consent of Crowe Horwath LLP †

23.2	Consent of Vorys, Sater, Seymour and Pease LLP, included in Exhibit 5.1 †

24.1	Powers of Attorney †

25.1	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for senior debt securities**

25.2	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for subordinated debt securities**

25.3	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for junior subordinated debt securities**

†	Filed herewith.

*
To the extent applicable, to be filed subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated herein by reference to a Current Report on Form 8-K to be filed by the registrant in connection with an offering of securities at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

**	To the extent applicable, to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type "305B2".

Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part the registration statement will, as to a purchaser with a time of contract for sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
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signatures on following page]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Ohio, on September 25, 2015.

PARK NATIONAL CORPORATION

By:	/s/ David L. Trautman
Name: David L. Trautman
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 25, 2015.

Signature	Title
/s/ David L. Trautman	Chief Executive Officer, President and Director
David L. Trautman

/s/ C. Daniel DeLawder	Chairman of the Board and Director
C. Daniel DeLawder

/s/ Brady T. Burt	Chief Financial Officer, Secretary and Treasurer
Brady T. Burt

/s/ Matthew R. Miller	Chief Accounting Officer
Matthew R. Miller

/s/ Donna M. Alvarado*	Director
Donna M. Alvarado

/s/ Maureen Buchwald*	Director
Maureen Buchwald

/s/ James R. DeRoberts*	Director
James R. DeRoberts

/s/ F. William Englefield IV*	Director
F. William Englefield IV

/s/ Alicia J. Hupp*	Director
Alicia J. Hupp

/s/ Stephen J. Kambeitz*	Director
Stephen J. Kambeitz

/s/ Timothy S. McLain*	Director
Timothy S. McLain

/s/ Robert E. O’Neill*	Director
Robert E. O’Neill

/s/ Julia A. Sloat*	Director
Julia A. Sloat

/s/ Rick R. Taylor*	Director
Rick R. Taylor

/s/ Leon Zazworsky*	Director
Leon Zazworsky
_____________________

*
The above-named directors of the Registrant sign this Registration Statement on Form S-3 by David L. Trautman, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed with this Registration Statement on Form S-3 as exhibits, in the capacities indicated and on the 25th day of September, 2015.

By:	/s/ David L. Trautman David L. Trautman Chief Executive Officer and President Attorney-in-Fact September 25, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting or Distribution Agreement*

4.1(a)
Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on March 24, 1992 (Incorporated herein by reference to Exhibit 3(a) to Park National Corporation’s Form 8-B, filed on May 20, 1992 (File No. 0-18772) (“Park’s Form 8-B”))

4.1(b)
Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on May 6, 1993 (Incorporated herein by reference to Exhibit 3(b) to Park National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

4.1(c)
Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 16, 1996 (Incorporated herein by reference to Exhibit 3(a) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (File No. 1-13006))

4.1(d)
Certificate of Amendment by Shareholders to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 22, 1997 (Incorporated herein by reference to Exhibit 3(a)(1) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-13006) (“Park’s June 30, 1997 Form 10-Q”))

4.1(e)
Certificate of Amendment by Shareholders as filed with the Ohio Secretary of State on December 18, 2008 in order to evidence the adoption by the shareholders of Park National Corporation on December 18, 2008 of an amendment to Article FOURTH of Park National Corporation’s Articles of Incorporation to authorize Park National Corporation to issue up to 200,000 preferred shares, without par value (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed December 19, 2008 (File No. 1-13006))

4.1(f)
Certificate of Amendment by Directors to Articles as filed with the Ohio Secretary of State on December 19, 2008, evidencing adoption of amendment by Board of Directors of Park National Corporation to Article FOURTH of Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Park National Corporation (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed December 23, 2008 (File No. 1-13006) (“Park’s December 23, 2008 Form 8-K”))

4.1(g)
Certificate of Amendment by Shareholders as filed with the Ohio Secretary of State on April 18, 2011 in order to evidence the adoption by the shareholders of Park National Corporation on April 18, 2011 of an amendment to Article SIXTH of Park National Corporation’s Articles of Incorporation in order to provide that shareholders do not have preemptive rights (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on 8-K dated and filed April 19, 2011 (File No. 1-13006))

4.1(h)
Articles of Incorporation of Park National Corporation (reflecting all amendments) [For SEC reporting compliance purposes only -- not filed with Ohio Secretary of State] (Incorporated herein by reference to Exhibit 3.1(h) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 (File No. 1-13006))

4.2(a)	Regulations of Park National Corporation (Incorporated herein by reference to Exhibit 3(b) to Park’s Form 8-B)

4.2(b)
Certified Resolution regarding Adoption of Amendment to Subsection 2.02(A) of the Regulations of Park National Corporation by Shareholders on April 21, 1997 (Incorporated herein by reference to Exhibit 3(b)(1) to Park’s June 30, 1997 Form 10-Q)

Exhibit Number	Description
4.2(c)
Certificate Regarding Adoption of Amendments to Sections 1.04 and 1.11 of Park National Corporation’s Regulations by the Shareholders on April 17, 2006 (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed April 18, 2006 (File No. 1-13006))

4.2(d)
Certificate Regarding Adoption by the Shareholders of Park National Corporation on April 21, 2008 of Amendment to Regulations to Add New Section 5.10 to Article FIVE (Incorporated herein by reference to Exhibit 3.2(d) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (“Park’s March 31, 2008 Form 10-Q”) (File No. 1-13006))

4.2(e)
Regulations of Park National Corporation (reflecting all amendments) [For SEC reporting compliance purposes only] (Incorporated herein by reference to Exhibit 3.2(e) to Park’s March 31, 2008 Form 10-Q)

4.3(a)
Junior Subordinated Indenture, dated as of December 5, 2005, between Vision Bancshares, Inc. and Wilmington Trust Company, as Trustee (Incorporated herein by reference to Exhibit 10.16 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))

4.3(b)
First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc. (Incorporated herein by reference to Exhibit 4.1(b) to Park National Corporation’s Current Report on Form 8-K dated and filed March 15, 2007 (File No. 1-13006) (“Park’s March 15, 2007 Form 8-K”))

4.4(a)
Amended and Restated Trust Agreement, dated as of December 5, 2005, among Vision Bancshares, Inc., as Depositor; Wilmington Trust Company, as Property Trustee and as Delaware Trustee; and the Administrative Trustees named therein, in respect of Vision Bancshares Trust I (Incorporated herein by reference to Exhibit 10.15 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))
Note: Pursuant to the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc., Park National Corporation succeeded to and was substituted for Vision Bancshares, Inc. as “Depositor”

4.4(b)
Notice of Resignation of Administrative Trustees and Appointment of Successors, dated March 9, 2007, delivered to Wilmington Trust Company by the Resigning Administrative Trustees named therein, the Successor Administrative Trustees named therein and Park National Corporation (Incorporated herein by reference to Exhibit 4.2(b) to Park’s March 15, 2007 Form 8-K)

4.4(c)
Notice of Removal of Administrative Trustee and Appointment of Successor, dated February 21, 2013, delivered to Wilmington Trust Company by the continuing Administrative Trustees named therein, the Successor Administrative Trustee named therein and Park National Corporation (Incorporated herein by reference to Exhibit 4.2(c)) to Park National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (File No. 1-13006))

4.5
Guarantee Agreement, dated as of December 5, 2005, between Vision Bancshares, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, in respect of Vision Bancshares Trust I (Incorporated herein by reference to Exhibit 10.17 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))
Note: Pursuant to the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc., Park National Corporation succeeded to and was substituted for Vision Bancshares, Inc. as “Guarantor”

Exhibit Number	Description
4.6
Note Purchase Agreement, dated April 20, 2012, between Park National Corporation and a group of 56 accredited investors (Incorporated herein by reference to Exhibit 4.1 to Park National Corporation’s Current Report on Form 8-K, dated and filed April 20, 2012 (File No. 1-13006) (“Park’s April 20, 2012 Form 8-K”))

4.7	Form of 7% Subordinated Note due April 20, 2022 (Incorporated herein by reference to Exhibit 4.2 to Park’s April 20, 2012 Form 8-K)

4.8	Form of Indenture for Senior Debt Securities*

4.9	Form of Indenture for Subordinated Debt Securities*

4.10	Form of Indenture for Junior Subordinated Debt Securities*

4.11	Form of Senior Debt Security*

4.12	Form of Subordinated Debt Security*

4.13	Form of Junior Subordinated Debt Security*

4.14	Form of Deposit Agreement (including form of depositary receipt)*

4.15	Form of Warrant Agreement (including form of warrant certificate)*

4.16	Form of Unit Agreement (including form of unit)*

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities to be registered †

12.1	Computation of Ratio of Earnings to Fixed Charges; Computation of Ratio of Earnings to Fixed Charges (Including Preferred Share Dividends) †

23.1	Consent of Crowe Horwath LLP †

23.2	Consent of Vorys, Sater, Seymour and Pease LLP, included in Exhibit 5.1 †

24.1	Powers of Attorney †

25.1	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for senior debt securities**

25.2	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for subordinated debt securities**

25.3	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for junior subordinated debt securities**

†	Filed herewith.

*
To the extent applicable, to be filed subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated herein by reference to a Current Report on Form 8-K to be filed by the registrant in connection with an offering of securities at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

**	To the extent applicable, to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type "305B2".

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